Exhibit 10.1

AMENDMENT NO. 1 TO

TEXTRON INC.
SHORT-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 3, 2010)

Pursuant to Section 10 of the Textron Inc. Short-Term Incentive Plan (As Amended and Restated effective January 3, 2010) (the “Plan”), Textron Inc. hereby amends the Plan, effective July 22, 2015, as follows:

1.   Section 1.1 of the Plan is hereby amended to provide that the Plan shall continue in effect until April 30, 2017.

2.   Section 9 of the Plan is hereby amended to add a new subsection 9.6 at the end of such section, as follows:

9.6 Clawback Provision. The Committee shall, in all appropriate circumstances, require reimbursement of any Final Award payment to an executive officer made following the effective date of this Amendment, where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the Securities and Exchange Commission; (2) the Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. For purposes of this provision, the term “executive officer” means any officer who has been designated an executive officer by the Board. In addition, all awards under the Plan are subject to all other clawback procedures of the Company, as in effect and as amended from time to time.

IN WITNESS WHEREOF, Textron Inc. has caused this amendment to be executed by its duly authorized officer.

TEXTRON INC.

Dated: July 22, 2015	By	/s/ Cheryl H. Johnson
Cheryl H. Johnson
Executive Vice President,
Human Resources